Century Aluminum Selected by U.S. Department of Energy to Receive $500 Million Investment to Build New Green Aluminum Smelter to Accelerate Industrial Decarbonization

Chicago, March 25, 2024 (GLOBE NEWSWIRE) – Today, Century Aluminum Company (NASDAQ: CENX) (“Century”) was selected by the U.S. Department of Energy (“DOE”) Office of Clean Energy Demonstrations to begin award negotiations for up to $500 million in Bipartisan Infrastructure Law and Inflation Reduction Act funding to build a new aluminum smelter as part of the Industrial Demonstrations Program (“IDP”). Century’s Green Aluminum Smelter Project is one of 33 projects across more than 20 states to receive funding designed to demonstrate commercial-scale decarbonization solutions needed to move energy-intensive industries toward net-zero while strengthening local economies, creating, and maintaining high-quality jobs, and slashing greenhouse gas emissions.

With the help of this funding, Century plans to build the first new U.S. primary aluminum smelter in 45 years. Upon completion, the smelter would double the size of the current U.S. primary aluminum industry.

This historic investment represents a major capital injection for the U.S. primary aluminum industry. The Project will strengthen domestic supply chains for materials critical for the green energy transition, including electric vehicles, renewable-energy production and storage, building and construction, and sustainable packaging.

“We are extremely proud that the DOE has selected Century’s Green Aluminum Smelter Project to receive such significant support, and we are excited to continue moving this transformational project forward” remarked Century CEO, Jesse Gary. “The Project embodies a great many goals and aspirations shared by all our stakeholders including providing a tremendous win for the domestic, primary aluminum industry and the broader U.S. economy, strengthening domestic supply chains of critical materials, protecting our national security interests, and building a more sustainable future for generations to come."

Century expects to build this new smelter at a site within the Ohio/Mississippi River Basins. This project is expected to create more than 1,000 full-time jobs represented by the United Steelworkers and over 5,500 construction jobs. Century plans to collaborate with job training organizations and local technical colleges to recruit and train employees from the local community where the smelter is located.

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Century Aluminum is an integrated producer of bauxite, alumina and primary aluminum products. Century is the largest producer of primary aluminum in the United States and also operates production facilities in Iceland, the Netherlands and Jamaica.

Visit www.centuryaluminum.com for more information.

Cautionary Statement

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may" and include statements concerning our plans related to the construction of a new primary aluminum smelter, the capacity of the smelter, the receipt of the related IDP funding, the number of jobs to be created and the location of the new facility.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.